Exhibit 99.1

Theriva Biologics Announces Dosing of First Patient in the Investigator Sponsored Phase 1 Trial of VCN-01, an Intravenous Oncolytic Adenovirus, in Patients with Brain Tumors

-Clinical trial is being conducted at St. James’s University Hospital, United Kingdom, in collaboration with the University of Leeds-

Rockville, MD, January 9, 2023 – Theriva Biologics (NYSE American: TOVX), (“Theriva” or the “Company”), a clinical-stage company developing therapeutics designed to treat cancer and related diseases in areas of high unmet need, today announced that the first patient has been dosed in the Phase 1 investigator sponsored clinical trial of VCN-01, an intravenous oncolytic adenovirus, for patients with high-grade brain tumors who are scheduled for surgical resection.

“We are pleased to dose the first patient and evaluate the ability of our lead oncolytic adenovirus, VCN-01, to enter brain tumors following systemic administration,” said Steven A. Shallcross, Chief Executive Officer of Theriva Biologics. “This design builds on the data that we obtained from previous trials of systemically delivered VCN-01 for treating metastatic pancreatic cancer, another difficult to treat disease. If the results show that VCN-01 gains entry to brain tumors that are otherwise only accessible through surgery, this could be transformative for patients by enabling multiple treatments with VCN-01 without the complications of brain surgery. We look forward to driving this program forward and addressing the unmet need for the thousands of patients with primary or metastatic brain tumors who could potentially benefit from this novel oncolytic therapy.”

Trial Design:

The Phase 1, open-label, non-randomized trial is designed to evaluate the safety, tolerability and intratumoral presence of VCN-01 administered intravenously at a single dose of 1 x 1013 vp (virus particles) in up to 12 patients with recurrent high-grade glioma or brain metastases, prior to planned surgery. All patients will undergo surgical resection of their tumors between eight and 15 days following VCN-01 infusion, allowing for assessment of any toxicities and their resolution. More information about the trial is available here.

The clinical trial is being led by Dr. Adel Samson, an expert in clinical immunotherapy and Head of the Translational Cancer Immunotherapy Group at the University of Leeds, as well as Professor Susan Short of Clinical Oncology and Neuro-oncology and Head of the Brain Cancer Research Section at Leeds Institute of Cancer and Pathology. The trial is funded by The Brain Tumour Charity and Cancer Research UK.

Dr. Samson commented, “Patients with recurrent high-grade primary brain tumors typically have a poor prognosis, and often have to undergo one or more surgical interventions to remove their tumors. The leaky vasculature of many brain tumors may provide an excellent opportunity for systemically administered VCN-01 to enter the tumor, where it can replicate and initiate tumor cell killing, immune stimulation and destruction of tumor stroma. This could provide a more effective and less invasive therapeutic option for these patients.”

About Theriva Biologics, Inc.

Theriva Biologics (NYSE American: TOVX), is a diversified clinical-stage company developing therapeutics designed to treat cancer and related diseases in areas of high unmet need. The Company’s subsidiary Theriva Biologics, S.L., has been developing a new oncolytic adenovirus platform designed for intravenous (IV), intravitreal and antitumoral delivery to trigger tumor cell death, improve access of co-administered cancer therapies to the tumor, and promote a robust and sustained anti-tumor response by the patient’s immune system. The Company’s lead clinical-stage candidates are: (1) VCN-01, an oncolytic adenovirus designed to replicate selectively and aggressively within tumor cells, and to degrade the tumor stroma barrier that serves as a significant physical and immunosuppressive barrier to cancer treatment; (2) SYN-004 (ribaxamase) which is designed to degrade certain commonly used IV beta-lactam antibiotics within the gastrointestinal (GI) tract to prevent microbiome damage, thereby limiting overgrowth of pathogenic organisms such as VRE (vancomycin resistant Enterococci) and reducing the incidence and severity of acute graft-versus-host-disease (aGVHD) in allogeneic hematopoietic cell transplant (HCT) recipients); and (3) SYN-020, a recombinant oral formulation of the enzyme intestinal alkaline phosphatase (IAP) produced under cGMP conditions and intended to treat both local GI and systemic diseases. For more information, please visit Theriva Biologics’ website at www.therivabio.com.

Forward-Looking Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, and include statements regarding VCN-01 being transformative for patients by enabling multiple treatments with VCN-01, driving the VCN-01 program forward and addressing the unmet need for the thousands of patients with primary or metastatic brain tumors who could potentially benefit from this novel oncolytic therapy, the leaky vasculature of many brain tumors providing an excellent opportunity for systemically administered VCN-01 to enter the tumor, where it can replicate and initiate tumor cell killing, immune stimulation and destruction of tumor stroma and VCN-01 providing a more effective and less invasive therapeutic option for patients with primary or metastatic brain tumors. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the ability of VCN-01 to treat multiple indications, the ability of VCN-01 to address the unmet need for the thousands of patients with primary or metastatic brain tumors and provide a more effective and less invasive therapeutic option for patients with primary or metastatic brain tumors, the Company’s and VCN’s ability to reach clinical milestones when anticipated, the Company’s ability to successfully combine and operate the business of the Theriva Biologics and VCN, the Company’s and VCN’s product candidates demonstrating safety and effectiveness, as well as results that are consistent with prior results; the ability to complete clinical trials on time and achieve the desired results and benefits, continuing clinical trial enrollment as expected; the ability to obtain regulatory approval for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to the Company’s and VCN’s ability to promote or commercialize their product candidates for the specific indications, acceptance of product candidates in the marketplace and the successful development, marketing or sale of the Company’s and VCN’s products, developments by competitors that render such products obsolete or non-competitive, the Company’s and VCN’s ability to maintain license agreements, the continued maintenance and growth of the Company’s and VCN’s patent estate, the ability to continue to remain well financed and other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and its other filings with the SEC, including subsequent periodic reports on Forms 10-Q and current reports on Form 8-K. The information in this release is provided only as of the date of this release, and Theriva Biologics undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Investor Relations:

Chris Calabrese

LifeSci Advisors, LLC

ccalabrese@lifesciadvisors.com

917-680-5608